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                                                                   EXHIBIT 10.47

                            TIER TECHNOLOGIES, INC.
                             AMENDED AND RESTATED
                          1996 EQUITY INCENTIVE PLAN



1.   PURPOSES.

          (a) The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company and its Affiliates, and Outside Directors may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) restricted stock or restricted stock units, all as defined below.

          (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, or Outside Directors, to secure and retain the services of new Employees, Consultants and Outside Directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

          (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options or (ii) stock bonuses, restricted stock or restricted stock units granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to
Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

          (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (b)  "BOARD" means the Board of Directors of the Company.

          (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

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          (d)  "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan. In the absence of a Committee, the term "Committee" means the Board.

          (e) "COMMON STOCK" means the authorized and unissued or reacquired shares of the Company's Class B Common Stock.

          (f) "COMPANY" means TIER TECHNOLOGIES, INC., a California corporation.

          (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Outside Directors.

          (h) "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR OUTSIDE DIRECTOR" means the employment or the relationship as a Consultant or Outside Director is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Consultant or Outside Director shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company and its Affiliates or their successors.

          (i)  "DIRECTOR" means a member of the Board.

          (j)  "DISABILITY" means total and permanent disability, as defined in
Section 22(e)(3) of the Code.

          (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company, including a Director employed by the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "FAIR MARKET VALUE" means the value of the Common Stock of the Company based on the closing price of the Common Stock on the Nasdaq National Market, or other principal trading market of the Common Stock, on the day preceding the date of grant.

          (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

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          (p)  "OFFICER" means a person who is an "executive officer" of the
Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q)  "OPTION" means a stock option granted pursuant to the Plan.

          (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (s) "OPTIONED STOCK" means the Common Stock of the Company subject to an Option.

          (t) "OPTIONEE" means an Employee, Consultant or Outside Director who holds an outstanding Option.

          (u)  "OUTSIDE DIRECTOR" means a Director who is not an Employee.

          (v)  "PLAN" means this 1996 Equity Incentive Plan, as amended.

          (w) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect when discretion is being exercised with respect to the Plan.

          (x) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any restricted stock or any restricted stock unit.

          (y) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board unless and until the Board delegates the administration of the Plan to a Committee, as provided in subsection 3(c).

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, restricted stock, restricted stock unit, or any combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a

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person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

               (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3)  To amend the Plan as provided in Section 13.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a committee composed solely of not fewer than two (2) Board members (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, all the powers possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, except where the context indicates otherwise); subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

          Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be sold or issued pursuant to Stock Awards shall not exceed in the aggregate five million nine hundred and eighty-nine thousand, three hundred and thirty-three (5,989,333) shares of the Company's Common Stock, of which one hundred thousand (100,000) shares are reserved exclusively for grant to Outside Directors. No more than 300,000 shares may be granted to any one person pursuant to an Option or Options under the Plan in any single fiscal year. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. In the event of an Optionee's use of already-owned shares of Common Stock in payment of the Option Price, or a portion of it, only the net number of shares issued upon exercise of the Option shall be considered issued under the Plan for the purposes of this Section 4.

5.   ELIGIBILITY.

          (a)  General Rule. Incentive Stock Options may be granted only to
               ------------
Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, including prospective employees, Consultants or Outside Directors.

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          (b)  Automatic Grants to Outside Directors. In addition to any
               -------------------------------------
discretionary grants of Stock Awards which may be granted to Outside Directors from time to time, each Outside Director shall automatically be granted Nonstatutory Stock Options as described in this Section 5(b). In addition, subject to the Board's discretion, at the request of an Outside Director, such Nonstatutory Stock Options may be granted instead to an entity wholly owned by such Outside Director.

               (i)   Outside Directors. Any person who becomes an Outside
                     -----------------
Director shall automatically receive a Nonstatutory Stock Option for 10,000 shares of Common Stock effective as of the date of their appointment or election to the Board.

               (ii)  Subsequent Annual Grants. In addition to the grants
                     ------------------------
describe in subparagraph (i) above, each Outside Director who is re-elected to serve as an Outside Director for an additional term shall automatically be granted a Nonstatutory Option to purchase 10,000 shares of Common Stock as of the date of such re-election.

               (iii) Vesting. All Options granted pursuant to this Section
                     -------
5(b) shall be fully vested on the date of grant.

               (iv)  Exercise Price. The exercise price of all Nonstatutory
                     --------------
Stock Options granted to Outside Directors under this Section 5(b) shall be at least equal to one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

          (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

6.   OPTION PROVISIONS.

          Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, subject to the provisions of this Plan. The terms of separate Options need not be identical, but each Option shall be subject to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

          (a)  Term. No Option shall be exercisable after the expiration of ten
               ----
(10) years from the date it was granted.

          (b)  Price. The exercise price of each Incentive Stock Option shall be
               -----
not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on

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the date the Option is granted. The exercise price of each Nonstatutory Stock
Option shall be determined in the discretion of the Board (with the exception of the Nonstatutory Stock Options automatically granted to Outside Directors pursuant to Section 5(b), which shall be granted at an exercise price of at least one hundred percent (100%) of Fair Market Value of the stock subject to the Option on the date the Option is granted).

          (c)  Consideration. The purchase price of stock acquired pursuant to
               -------------
an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, exercised either at the time of the grant or exercise of the Option, (A) by tendering (either actually or by attestation) Common Stock valued using the Fair Market Value on the date of exercise, (B) by authorizing a third party to sell Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sales proceeds to pay for all the Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (C) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (D) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d)  Transferability. Except as permitted by the Board in any
               ---------------
particular Option Agreement, Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

          (e)  Vesting. The Option Agreement for each individual Option grant
               -------
shall provide that the Option subject to such Option Agreement shall become exercisable ("vest") at a rate to be determined by the Board at the time of grant. The Board may also provide for the acceleration of vesting in certain circumstances.

          (f)  Exercise Upon Termination. In the event an Optionee's Continuous
               -------------------------
Status as an Employee, Consultant or Outside Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option to the extent that the Optionee is otherwise entitled to exercise on the date employment terminates, but only within such period of time as is determined by the Board and specified in the Option Agreement.

          (g)  Disability of Optionee. In the event an Optionee's Continuous
               ----------------------
Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option to the extent that the Optionee is otherwise entitled

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to exercise on the date employment terminates, but only within such period of time as is determined by the Board and specified in the Option Agreement.

          (h)  Death of Optionee. In the event an Optionee's Continuous Status
               -----------------
as an Employee terminates as result of his death, the Option may be exercised, but only within such period of time as is determined by the Board and specified in the Option Agreement, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death.

          (i)  Early Exercise. An Option Agreement may, but need not, include a
               --------------
provision whereby the Optionee may elect at any time while an Employee, Consultant or Outside Director, to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.

          (j)  Repurchase of Shares Upon Termination. The Option may include a
               -------------------------------------
provision whereby shares purchased pursuant to the Option may be subject to a right of repurchase in favor of the Company upon termination of a Participant's Continuous Status as an Employee, Consultant or Outside Director.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

          Each stock bonus, restricted stock or restricted stock unit agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus, restricted stock or restricted stock unit agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus, restricted stock or restricted stock unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (a)  Purchase Price. The purchase price, if any, under each restricted
               --------------
stock or restricted stock unit agreement shall be such amount as the Board or Committee shall determine and designate in such agreement.

          (b)  Transferability. Except as determined by the Board of Directors
               ---------------
in its discretion, no rights under a stock bonus, restricted stock or restricted stock unit agreement shall be transferable except by will or by the laws of descent and distribution.

          (c)  Consideration. The purchase price of stock acquired pursuant to a
               -------------
restricted stock or restricted stock unit agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan

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has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to t he Company or for its benefit.

          (d)  Vesting. Shares of stock sold or awarded as stock bonuses,
               -------
restricted stock or restricted stock units under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

          (e)   Termination of Employment or Relationship as a Consultant. In
                ---------------------------------------------------------
the event a Participant's Continuous Status as an Employee, Consultant or Outside Director terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus, restricted stock or restricted stock unit agreement between the Company and such person.

8.   CANCELLATION AND RE-GRANT OF OPTIONS.

          The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options,
(i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock but having an exercise price per share of not less than the Fair Market Value on the date of such repricing or new Option.

9.   COVENANTS OF THE COMPANY.

          (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Awards or any stock issued or issuable pursuant to any such Stock Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of Stock Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

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11.  MISCELLANEOUS.

          (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (b) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, Optionee or other holder of Stock Awards with or without cause.

          (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

          (d) The Company may require any recipient of a Stock Award, or any person to whom a Stock Award is transferred under subsections 6(d) or 7(b), as a condition of exercising any such Stock Award, (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (b) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

          (e) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding

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obligation relating to the exercise of or acquisition of stock under a Stock
Award by any of the following means or by a combination of such means, subject to the approval of the Board: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of Common Stock otherwise issuable to the participant as a result of the exercise of or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company, subject to certain requirements, as designated by Company counsel.

          (f) The Company shall provide to all holders of Stock Awards a financial statement of the Company at least annually, except to Employees whose duties in connection with the Company assure them access to equivalent information.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, reclassification, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

          (b)  In the event of (1) dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, (ii) the time during which such Stock Award may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event, or (iii) such Stock Awards shall continue in full force and effect.

13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (1) Increase the number of shares reserved for Stock Awards under the Plan;

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

               (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Sections 162(m) or 422 of the Code or the requirements of the Nasdaq National Market or other principal market for the Common Stock); or

               (3) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Sections 162(m) or 422 of the Code, or the requirements of the Nasdaq National Market or other principal market for the Common Stock, or to comply with the requirements of Rule 16b-3.

          (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

          (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 9, 2007. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

                                       11